EXHIBIT 99.1

ATMI Reports Second Quarter and First Half 2009 Financial Results

 * 2Q revenues: $60.1 million
 * 2Q diluted loss per share: $0.06

DANBURY, Conn., July 22, 2009 (GLOBE NEWSWIRE) -- ATMI, Inc. (Nasdaq:ATMI) today announced that revenues were $60.1 million for the second quarter of 2009, compared with $89.5 million in the second quarter of 2008. Net loss was $1.7 million, including $1.3 million of unusual pretax charges associated with our April cost reduction activities, compared with net income of $9.7 million a year ago. Loss per diluted share was $0.06 compared with earnings of $0.30 per diluted share in the second quarter of 2008.

For the six months ended June 30, 2009, revenues were $97.5 million, compared with $182.3 million in the same period of 2008. Loss per diluted share was $0.64 for the first six months of 2009, including $0.25 loss per share due to $12.5 million of unusual pretax charges, compared with diluted earnings per share of $0.62 in the same period of 2008.

"Improved manufacturing capacity utilizations, particularly within the foundries, drove increased demand for all of our products during the second quarter, in contrast to the significant order contraction we experienced in the first quarter. While our revenues continued to be negatively affected by excess inventory in the SDS(r) distribution channel, we think most of this is behind us," said Doug Neugold, ATMI Chief Executive Officer and President.

"Our cost reduction programs are on track," said Tim Carlson, Chief Financial Officer. "However, our margins were impacted by the negative product mix associated with lower SDS revenues." Carlson continued, "With limited visibility beyond the third quarter, we remain uncertain whether the recent trend of increasing capacity utilization will continue through the fourth quarter."

A conference call (dial-in: 888.822.9375) discussing the Company's financial results and business outlook will begin at 11:00 a.m. Eastern time, July 22, 2009. A replay of the call will be available for 48 hours at 800.642.1687 (access code 82022216). An audio webcast of the conference call will be available for 30 days on atmi.com.

About ATMI

ATMI, Inc. provides specialty semiconductor materials, and high-purity materials handling and delivery solutions designed to increase process efficiencies for the worldwide semiconductor, flat panel, and life sciences industries. For more information, please visit http://www.atmi.com.

ATMI, the ATMI logo, and SDS are trademarks or registered trademarks of Advanced Technology Materials, Inc., in the United States, other countries or both.

The ATMI, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5254

Statements contained herein that relate to ATMI's future performance, including, without limitation, statements with respect to ATMI's anticipated results of operations or level of business for 2009 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are subject to certain risks, uncertainties, and assumptions, including, but not limited to, changes in semiconductor industry growth (including, without limitation, wafer starts) or ATMI's markets; competition, problems, or delays developing, commercializing and delivering new products; problems or delays in integrating acquired operations and businesses; uncertainty in the credit and financial markets; and other factors described in ATMI's Form 10-K for the year ended December 31, 2008, and other subsequent filings with the Securities and Exchange Commission. Such risks and uncertainties may cause actual results to differ materially from those expressed in our forward-looking statements. ATMI undertakes no obligation to update any forward-looking statements.

                          ATMI, INC
                 SUMMARY STATEMENTS OF INCOME
              (in thousands, except per share data)
                         (Unaudited)

                             Three Months Ended      Six Months Ended
                             ------------------      ----------------
                                  June 30,               June 30,
                                  --------               --------
                              2009        2008       2009       2008
                            --------    --------   --------   --------
 Revenues                   $ 60,095    $ 89,487   $ 97,457   $182,284
 Cost of revenues             36,288      43,199     66,719     89,630
                            --------    --------   --------   --------
 Gross profit                 23,807      46,288     30,738     92,654
 Operating expenses:
  Research and development     8,292       9,583     19,943     18,075
  Selling, general, and
   administrative             18,706      23,330     40,946     46,035
                            --------    --------   --------   --------
  Total operating expenses    26,998      32,913     60,889     64,110
                            --------    --------   --------   --------

 Operating income (loss)      (3,191)     13,375    (30,151)    28,544

 Other income (expense), net    (285)        527     (2,431)       789
                            --------    --------   --------   --------

 Income (loss) before income
  taxes                       (3,476)     13,902    (32,582)    29,333

 Provision (benefit) for
  income taxes                (1,732)      4,223    (12,414)     9,269
                            --------    --------   --------   --------

 Net income (loss)          ($ 1,744)   $  9,679   ($20,168)  $ 20,064
                            ========    ========   ========   ========

 Diluted earnings (loss)
  per share                 ($  0.06)   $   0.30   ($  0.64)  $   0.62

 Weighted average shares
  outstanding                 31,367      32,091     31,385     32,453

                             ATMI, INC
                        SUMMARY BALANCE SHEETS
                          (in thousands)

                                                  June 30,
                                                 ---------
                                                   2009       Dec. 31,
                                                 ---------   ---------
                                                (unaudited)    2008
                                                 ---------   ---------
 Assets
  Cash & marketable securities (1)               $  90,633   $  92,365
  Accounts receivable, net                          34,397      42,229
  Inventories, net                                  53,000      55,986
  Other current assets                              30,183      27,379
                                                 ---------   ---------
   Total current assets                            208,213     217,959
  Property, plant, and equipment, net              126,477     136,425
  Marketable securities, non-current (1)             2,752       3,655
  Other assets                                      93,749      95,025
                                                 ---------   ---------
   Total assets                                  $ 431,191   $ 453,064
                                                 ---------   ---------

 Liabilities and stockholders' equity
  Accounts payable                               $  15,393   $  12,867
  Other current liabilities                         13,337      14,997
                                                 ---------   ---------
   Total current liabilities                        28,730      27,864
  Non-current liabilities                           11,219      16,303
  Stockholders' equity                             391,242     408,897
                                                 ---------   ---------
   Total liabilities & stockholders' equity      $ 431,191   $ 453,064
                                                 ---------   ---------

  (1)Total cash and marketable securities equaled $93.4 million and
     $96.0 million at June 30, 2009 and December 31, 2008,respectively

CONTACT:  ATMI, Inc.
          Dean Hamilton, Director, ATMI Investor Relations
           & Corporate Communications
          203.207.9349
          203.794.1100 x4202
          dhamilton@atmi.com